     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 8, 1998
                                                     REGISTRATION NO. 333-53987

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                ---------------

                                AMENDMENT NO.1
                                      TO
                                   FORM S-4
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                                ---------------

                            JACKSON PRODUCTS, INC.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

          DELAWARE                     3231                    75-2470881
      (STATE OR OTHER       (PRIMARY STANDARD INDUSTRIAL    (I.R.S. EMPLOYER
      JURISDICTION OF          CLASSIFICATION NUMBER)     IDENTIFICATION NUMBER)
      INCORPORATION OR
       ORGANIZATION)

                            JACKSON PRODUCTS, INC.
                              2997 CLARKSON ROAD
                         CHESTERFIELD, MISSOURI 63017
                                (314) 207-2700
         (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
            AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                ---------------

                             CHRISTOPHER T. PAULE
                            JACKSON PRODUCTS, INC.
                              2997 CLARKSON ROAD
                         CHESTERFIELD, MISSOURI 63017
                                (314) 207-2700
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                  INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                ---------------

                                WITH A COPY TO:
                            JAMES B. CARLSON, ESQ.
                             MAYER, BROWN & PLATT
                                 1675 BROADWAY
                           NEW YORK, NEW YORK 10019
                                (212) 506-2515

  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

  If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]

                        CALCULATION OF REGISTRATION FEE
================================================================================

                                             PROPOSED        PROPOSED
                                AMOUNT       MAXIMUM          MAXIMUM
  TITLE OF EACH CLASS OF        TO BE     OFFERING PRICE     AGGREGATE        AMOUNT OF
SECURITIES TO BE REGISTERED   REGISTERED   PER UNIT(1)   OFFERING PRICE(1) REGISTRATION FEE
-------------------------------------------------------------------------------------------
 9 1/2% Series B Senior
  Subordinated Notes
  Due 2005..............     $115,000,000      100%        $115,000,000       $33,925(2)

================================================================================
(1)Estimated solely for the purpose of calculating the registration fee.

(2)Previously paid.

                                ---------------

  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

================================================================================

                                    PART II
                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

  (a) The Delaware General Corporation Law (Section 145) gives Delaware corporations broad powers to indemnify their present and former directors and officers and those of affiliated corporations against expenses incurred in the defense of any lawsuit to which they are made parties by reason of being or having been such directors or officers, subject to specified conditions and exclusions; gives a director or officer who successfully defends an action the right to be so indemnified; and authorizes the registrant to buy directors' and officers' liability insurance. Such indemnification is not exclusive of any other rights to which those indemnified may be entitled under any by-laws, agreement, vote of stockholders or otherwise.

  (b) The Certificate of Incorporation of the registrant requires, and the By-Laws of the registrant provides for, indemnification of directors, officers, employees and agents to the full extent permitted by law.

  (c) The Purchase Agreement and the Registration Rights Agreement (the forms of which are included as Exhibits 1 and 4.3 to this Registration Statement) provide for the identification under certain circumstances of the registrant, its directors and certain of its officers by the Underwriters.

  (d) In accordance with Section 102(b(7) of the Delaware General Corporation Law, the registrant's Amended and Restated Certificate of Incorporation provides that directors shall not be personally liable for monetary damages for breaches of their fiduciary duty as directors except for (1) breaches of their duty of loyalty to the registrant or its stockholders, (2) acts or omissions not in good faith or which involve intentional misconduct or knowing violations of law, (3) under Section 174 of the Delaware General Corporation Law (unlawful payment of dividends or stock purchase or redemption) or (4) transactions from which a director derives an improper personal benefit.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

  (a) Exhibits:

  A list of the exhibits included as part of this Registration Statement is set forth in the Exhibit Index that immediately precedes such exhibits and is incorporated herein by reference.

  (b) Financial Statement Schedules:

  All schedules for which provision is made in the applicable accounting regulations of the Securities and Exchange Commission have been omitted because they are not required, are inapplicable or the required information has already been provided elsewhere in the registration statement.

ITEM 22. UNDERTAKINGS

  (a) The undersigned registrant hereby undertakes:

  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registrant statement;

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this amended registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on June 8, 1998.

                                                  JACKSON PRODUCTS, INC.

                                                  By: /s/ A.Richard Caputo,Jr.
                                                     _________________________
                                                     A. Richard Caputo, Jr.
                                                     Vice President and
                                                     Director

  Pursuant to the requirements of the Securities Act of 1933, as amended, this amended registration statement has been signed by the following persons in the
capacities indicated on     .


            SIGNATURE                        TITLE
            ---------                        -----

                *                  Chairman, President,
---------------------------------   Chief Executive Officer
         Robert H. Elkin            and a Director
                                    (Principal Executive
                                    Officer)


                *                  Vice President, Chief
---------------------------------   Financial Officer and
      Christopher T. Paule          Secretary (Principal
                                    Financial and
                                    Accounting Officer)

                                   Vice President and
                *                   Director
---------------------------------
     A. Richard Caputo, Jr.


                *                  Director
---------------------------------
       Jonathan F. Boucher


                *                  Director
---------------------------------
       John W. Jordan, II


                *                  Director
---------------------------------
       David W. Zalaznick

By: /s/ A. Richard Caputo,Jr.
    _________________________
As Attorney-in-Fact

                                 EXHIBIT INDEX

                                                                    SEQUENTIALLY
 EXHIBIT                                                              NUMBERED
 NUMBER                        DESCRIPTION                              PAGE
 -------                       -----------                          ------------
   1      Purchase Agreement, dated as of April 16, 1998, by and
          among Jackson Products, Inc. (the "Registrant"),
          Jefferies & Company, Inc. and Goldman, Sachs & Co.....         +
   2.1    Stock Purchase Agreement, dated as of March 30, 1998,
          by and among Jackson Acquisition, Inc., NCH
          Corporation, American Allsafe Company and
          Silencio/Safety Direct, Inc.*.........................         +
   2.2    Stock Purchase Agreement, dated as of March 31, 1998,
          by and among Crystaloid Technologies, Inc., the
          Management Sellers party thereto, Dahl Partners
          Incorporated and Crystaloid Electronics Company*......         +
   3.1    Certificate of Incorporation of the Registrant........         +
   3.2    Bylaws of the Registrant..............................         +
   4.1    Indenture, dated as of April 22, 1998, between the
          Registrant and State Street Bank and Trust Company, as
          Trustee...............................................         +
   4.2    Form of Global Series A Senior Note...................         +
   4.3    Form of Global Series B Senior Note ..................         ++
   4.4    Registration Rights Agreement, dated as of April 22,
          1998, by and among the Registrant, Jefferies &
          Company, Inc. and Goldman, Sachs & Co. ...............         +
   5      Opinion of Mayer, Brown & Platt.......................         ++
  10.1    Credit Agreement, dated as of April 22, 1998, by and
          among the Registrant, BankBoston, N.A., as Agent,
          Mercantile Bank National Association, as Co-agent, the
          other lenders party thereto, and BancBoston
          Securities, Inc., as Syndication Agent and Arranger...         +
  10.2    Revolving Note in the aggregate principal amount of
          $19,500,000...........................................         +
  10.3    Revolving Note in the aggregate principal amount of
          $10,500,000...........................................         +
  10.4    Acquisition Note in the aggregate principal amount of
          $61,750, 000..........................................         +
  10.5    Acquisition Note in the aggregate principal amount of
          $33,250,000...........................................         +
  10.6    Guaranty, dated as of April 22, 1998, by and among
          Flex-O-Lite, Inc., OSD Envizion, Inc., Crystaloid
          Technologies, Inc., Jackson Acquisition, Inc.,
          American Allsafe Company, Silencio/Safety Direct, Inc.
          and BankBoston, N.A., as Agent........................         +
  10.7    Stock Pledge Agreement, dated as of April 22, 1998, by
          and between the Registrant and BankBoston, N.A., as
          Agent.................................................         +
  10.8    Stock Pledge Agreement (Subsidiaries), dated as of
          April 22, 1996, by and between Flex-O-Lite, Inc. and
          BankBoston, N.A., as Agent............................         +

                                                                   SEQUENTIALLY
 EXHIBIT                                                             NUMBERED
 NUMBER                        DESCRIPTION                             PAGE
 -------                       -----------                         ------------
  10.9    Stock Pledge Agreement (Subsidiaries), dated as of
          April 22, 1998, by and between Jackson Acquisition,
          Inc. and BankBoston, NM.A., as Agent.................         +
  10.10   Security Agreement, dated as of April 22, 1998, by
          and between the Registrant and BankBoston, N.A., as
          Agent................................................         +
  10.11   Security Agreement (Subsidiaries), dated as of April
          22, 1998 by and among Flex-O-Lite, Inc., OSD
          Envizion, Inc., Crystaloid Technologies, Inc.,
          Jackson Acquisition, Inc., American Allsafe Company,
          Silencio/Safety Direct, Inc. and BankBoston, N.A., as
          Agent................................................         +
  10.12   Patent Collateral Assignment and Security Agreement,
          dated as of April 22, 1998, by and between the
          Registrant and BankBoston, N.A., as Agent............         +
  10.13   Patent Collateral Assignment and Security Agreement,
          dated as of April 22, 1998, by and between the Flex-
          O-Lite, Inc. and BankBoston, N.A., as Agent..........         +
  10.14   Patent Collateral Assignment and Security Agreement,
          dated as of April 22, 1998, by and between the OSD
          Envizion, Inc. and BankBoston, N.A., as Agent........         +
  10.15   Patent Collateral Assignment and Security Agreement,
          dated as of April 22, 1998, by and between American
          Life Allsafe Company and BankBoston, N.A., as Agent..         +
  10.16   Patent Collateral Assignment and Security Agreement,
          dated as of April 22, 1998, by and between the
          Silencio/Safety Direct, Inc. and BankBoston, N.A., as
          Agent................................................         +
  10.17   Patent Collateral Assignment and Security Agreement,
          dated as of April 22, 1998, by and between the
          Crystaloid Technologies, Inc. and BankBoston, N.A.,
          as Agent.............................................         +
  10.18   Trademark Collateral Assignment and Security
          Agreement, dated as of April 22, 1998, by and between
          the Registrant and BankBoston, N.A., as Agent........         +
  10.19   Trademark Collateral Assignment and Security
          Agreement, dated as of April 22, 1998, by and between
          the Flex-O-Lite, Inc. and BankBoston, N.A., as Agent.         +
  10.20   Trademark Collateral Assignment and Security
          Agreement, dated as of April 22, 1998, by and between
          the OSD Envizion, Inc. and BankBoston, N.A., as
          Agent................................................         +
  10.21   Trademark Collateral Assignment and Security
          Agreement, dated as of April 22, 1998, by and between
          American Allsafe Company and BankBoston, N.A., as
          Agent................................................         +
  10.22   Trademark Collateral Assignment and Security
          Agreement, dated as of April 22, 1998, by and between
          the Silencio/Safety Direct, Inc. and BankBoston,
          N.A., as Agent.......................................         +
  10.23   Trademark Collateral Assignment and Security
          Agreement, dated as of April 22, 1998, by and between
          the Crystaloid Technologies, Inc. and BankBoston,
          N.A., as Agent.......................................         +
  10.24   Form of Indemnification Agreement, dated as of August
          16, 1995, between the Registrant and its directors...         +
  10.25   TJC Management Consulting Agreement, dated as of
          August 16, 1995, by and among, the Registrant, Flex-
          O-Lite, Inc. and TJC Management Corporation..........         +

                                                                  SEQUENTIALLY
 EXHIBIT                                                            NUMBERED
 NUMBER                       DESCRIPTION                             PAGE
 -------                      -----------                         ------------
  10.26   Employment and Non-Interference Agreement, dated as
          of August 15, 1995, by and between the Registrant
          and Robert H. Elkin.................................         +
  10.27   Amendment to Employment Agreement, dated as of April
          22, 1998, by and between the Registrant and Robert
          H. Elkin............................................         +
  10.28   Employment and Non-Interference Agreement, dated as
          of August 15, 1995, by and between the Registrant
          and Christopher T. Paule............................         +
  10.29   Amendment to Employment Agreement, dated as of April
          22, 1998, by and between the Registrant and
          Christopher T. Paule................................         +
  10.30   Employment and Non-Interference Agreement, dated as
          of August 16, 1995, by and between Flex-O-Lite, Inc.
          and Allan Huning....................................         +
  10.31   Employment and Non-Interference Agreement, dated as
          of April 22, 1998, by and between the Registrant and
          Mark R. Hefty.......................................         +
  10.32   Employment and Non-Interference Agreement, dated as
          of April 22, 1998, by and between the Registrant,
          Crystaloid Technologies, Inc. and Edward D. Surjan,
          Jr..................................................         +
  10.33   Employment and Non-Interference Agreement, dated as
          of April 22, 1998, by between Registrant, Crystaloid
          Technologies, Inc. and Edward M. Stiles.............         +
  10.34   Employment and Non-Interference Agreement, dated as
          of April 22, 1998, by between Registrant, Crystaloid
          Technologies, Inc. and Michael A. Fout..............         +
  10.35   Employment and Non-Interference Agreement, dated as
          of April 22, 1998, by between Registrant, Crystaloid
          Technologies, Inc. and Gregory J. Putman............         +
  10.36   Employment and Non-Interference Agreement, dated as
          of April 22, 1998, by between American Allsafe
          Company and Lincoln M. Kennedy......................         +
  10.37   Stock Appreciation Rights Agreement, dated as of
          April 22, 1998, between the Registrant and Robert H.
          Elkin...............................................         +
  10.38   Stock Appreciation Rights Agreement, dated as of
          April 22, 1998, between the Registrant and
          Christopher T. Paule................................         +
  10.39   Stock Appreciation Rights Agreement, dated as of
          April 22, 1998, between the Registrant and Mark R.
          Hefty...............................................         +
  10.40   Stock Appreciation Rights Agreement, dated as of
          April 22, 1998, between the Registrant Crystaloid
          Technologies, Inc. and Edward D. Surjan, Jr.........         +
  10.41   Stock Appreciation Rights Agreement, dated as of
          April 22, 1998, between Registrant, Crystaloid
          Technologies, Inc. and Edward M. Stiles.............         +
  10.42   Stock Appreciation Rights Agreement, dated as of
          April 22, 1998, between Registrant, Crystaloid
          Technologies, Inc. and Michael A. Fout..............         +

                                                                   SEQUENTIALLY
 EXHIBIT                                                             NUMBERED
 NUMBER                        DESCRIPTION                             PAGE
 -------                       -----------                         ------------
  12      Statements regarding computation of ratios............        +
  22      List of Subsidiaries of the Registrant................        +
  23.1    Consent of Mayer, Brown & Platt (included in the
          opinion filed as Exhibit 5)...........................
  23.2    Consent of KPMG Peat Marwick LLP (St. Louis office)...        **
  23.3    Consent of KPMG Peat Marwick LLP (Dallas office)......        **
  24      Power of Attorney ....................................        +
  25      Statement on Form T-1 of eligibility of the Trustee
          under the Trust Indenture Act ........................        ++
  27      Financial Data Schedule...............................        ++
  99.1    Form of Letter of Transmittal.........................        ++
  99.2    Form of Letter to Clients.............................        ++
  99.3    Form of Notice of Guaranteed Delivery.................        ++
  99.4    Form of Letter to Brokers, Dealers, Commercial Banks,
          Trust Companies and Other Nominees....................        ++

--------
* Schedules and exhibits not included, however, they will be provided upon written request delivered to the address set forth on the cover of this Registration Statement.

++To be filed separately.

**Filed previously.